EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-137446, 333-160967, 333-36188, and 333-118663 on Form S-8 of our report dated February 24, 2011, relating to the consolidated financial statements and financial statement schedule of Analysts International Corporation and subsidiaries appearing in the Annual Report on Form 10-K of Analysts International Corporation and subsidiaries for the year ended January 1, 2011.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
February 24, 2011